 For Release
 November 2, 2009
 1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Third Quarter Results
Record Gross Margin

CALABASAS, Calif., November 2, 2009 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter ended September 30, 2009.

Third Quarter 2009 Financial Highlights
-	Revenues for the third quarter of 2009 were $98.1 million down from $101.8 million in the second quarter of 2009. Excluding the Nurse travel group revenues were down $466,000 or 0.5%.

-	Gross Margin was 33.4% up from 32.8% in the second quarter of 2009.

-	Net Income was $1.5 million, or $0.04 per diluted share, up from $0.6 million or $0.02 per diluted share in the second quarter of 2009.

-	Adjusted EBITDA (a non-GAAP measurement defined below) was $8.7 million or 8.9% of revenues, up from $7.5 million or 7.3% of revenue in the second quarter of 2009.

-	Term Debt was reduced by $18.0 million to $82.9 million in the quarter.

For the third quarter of 2009, the Life Sciences segment revenues were $22.6 million, down 0.7% from $22.7 million in the second quarter of 2009. The Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were down 9.6% to $21.0 million compared with $23.3 million in the second quarter of 2009.  Nurse Travel revenues were $10.7 million, down 23.6% from $14.0 million in the second quarter 2009, Allied Healthcare revenues were $10.3 million, up 11.8% from $9.2 million in the second quarter of 2009. The Physician segment revenues were $22.6 million, down 3.1% from $23.3 million in the second quarter of 2009, and the IT and Engineering segment revenues were $31.9 million, down 2.0% from $32.5 million in the second quarter of 2009.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “During the quarter, we executed very well against our stated 2009 operating objectives of sustaining gross and EBITDA margins.” Dameris concluded, “For the first time since the third quarter of 2008, the number of billable consultants out on assignment was greater at the end of the quarter than at the beginning. This placement trend should permit us to grow revenues sequentially on a same number of billable day basis in the seasonally impacted fourth quarter.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our third quarter gross margin was 33.4%, up from 32.8% in the second quarter of 2009. In the third quarter of 2009 gross margin in Life Sciences was 33.6%, Healthcare gross margin was 29.9%, while Physician staffing gross margin was 33.4% and IT and Engineering gross margin was 35.7%."  Brill continued, "We ended the quarter with $35.1 million in cash and cash equivalents, which was down from $44.5 million at the end of the preceding quarter. After generating $9.2 million in cash flow from operations during the quarter, we paid down our bank debt by $18.0 million to $82.9 million. Capital expenditures were $1.1 million, amortization of intangibles was $1.5 million, depreciation was $1.4 million and equity-based compensation expense was $1.5 million."

Fourth Quarter 2009 Financial Estimates
Based on revenues in the first four weeks of the fourth quarter of 2009, taking into account the Company’s normal seasonal patterns and assuming no further deterioration in the staffing markets On Assignment serves, the Company’s financial estimates for the quarter ending December 31, 2009 are as follows:

•	Revenues of $93 to $98 million
•	Gross Margin of 33.25% to 33.45%
•	SG&A of $29.3 to $29.6 million, including depreciation of approximately $1.4 million, amortization of approximately $1.5 million and approximately $1.2 million in equity-based compensation expense
•	Adjusted EBITDA of $5.4 to $7.6 million
•	Net income (loss) of ($0.2) to $1.0 million
•	Earnings (loss) per diluted share of ($0.00) to $0.03

On Assignment will hold its quarterly conference call to discuss its third quarter 2009 financial results this afternoon, Monday, November 2, 2009 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (877) 805-4089 or (281) 913-8521 ten minutes before the call. The conference code is 34962901. A replay of the conference call can be accessed from approximately 3:30 p.m. Pacific Time Monday, November 2, 2009 through Monday, November 9, 2009 by dialing (800) 642-1687 or (706) 645-9291 with the access code 34962901.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment
On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 71 branch offices across the United States, United Kingdom, Netherlands, Ireland and Belgium and the Company also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release includes non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2009.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 16, 2009 and our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2009 and June 30, 2009, as filed with the SEC on May 11, 2009 and August 10, 2009 respectively.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2009	September 30, 2008	June 30, 2009	September 30, 2009	September 30, 2008

Revenues	$98,053	$161,947	$101,834	$316,689	$470,442
Cost of Services	65,280	109,138	68,437	213,535	319,541
Gross Profit	32,773	52,809	33,397	103,154	150,901
Selling, General and Administrative Expenses	28,451	39,190	29,985	91,565	117,713
Operating Income	4,322	13,619	3,412	11,589	33,188
Interest Expense	(1,777)	(1,863)	(2,059)	(4,923)	(6,999)
Interest Income	34	158	47	137	589
Income before income taxes	2,579	11,914	1,400	6,803	26,778
Income Tax Provision	1,125	4,977	830	3,131	11,346
Net Income	$1,454	$6,937	$570	$3,672	$15,432

Basic Earnings Per Share	$0.04	$0.20	$0.02	$0.10	$0.44

Diluted Earnings Per Share	$0.04	$0.19	$0.02	$0.10	$0.43

Weighted Average Number of Shares Outstanding	36,068	35,546	36,181	35,978	35,413

Weighted Average Common and Common Equivalent Shares Outstanding--Diluted	36,578	36,071	36,385	36,416	35,795

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2009	September 30, 2008	June 30, 2009	September 30, 2009	September 30, 2008
Revenues:
Life Sciences	$22,590	$33,948	$22,749	$70,715	$98,653

Healthcare Staffing	21,019	47,999	23,252	75,782	138,368

Physician Staffing	22,594	23,612	23,320	67,658	66,005

IT and Engineering	31,850	56,388	32,513	102,534	167,416
Consolidated Revenues	$98,053	$161,947	$101,834	$316,689	$470,442

Gross Profit:
Life Sciences	$7,599	$11,609	$7,244	$22,945	$32,926

Healthcare Staffing	6,279	12,265	6,616	21,202	35,121

Physician Staffing	7,536	7,455	7,584	21,662	19,967

IT and Engineering	11,359	21,480	11,953	37,345	62,887
Consolidated Gross Profit	$32,773	$52,809	$33,397	$103,154	$150,901

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2009	September 30, 2008	June 30, 2009	September 30, 2009	September 30, 2008
Cash provided by Operations	$9,167	$10,281	$13,244	$40,569	$25,726
Capital Expenditures	1,145	1,348	947	3,730	6,344

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	September 30, 2009	September 30, 2008	June 30, 2009
Cash and Cash Equivalents	$35,068	$48,737	$44,505
Accounts Receivable, net	49,386	87,567	51,226
Intangible Assets, net	229,654	227,807	231,149
Total Assets	350,128	402,423	365,176
Current Portion of Long-Term Debt	-	1,040	-
Current Liabilities	38,769	48,156	38,831
Long-Term Debt	82,913	134,872	100,913
Other Long-Term Liabilities	2,872	5,709	3,056
Stockholders’ Equity	225,574	213,686	222,376

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	September 30, 2009		September 30, 2008		June 30, 2009
Net Income	$1,454	$0.04	$6,937	$0.19	$570	$0.02
Interest Expense, net	1,743	0.05	1,705	0.05	2,012	0.06
Income Tax Provision	1,125	0.03	4,977	0.14	830	0.02
Depreciation	1,377	0.04	1,202	0.03	1,460	0.04
Amortization of Intangibles	1,495	0.04	2,368	0.07	1,538	0.04
EBITDA	7,194	0.20	17,189	0.48	6,410	0.18
Equity-based Compensation	1,514	0.04	1,596	0.04	1,062	0.03
Adjusted EBITDA	$8,708	$0.24	$18,785	$0.52	$7,472	$0.21

Weighted Average Common and Common Equivalent Shares Outstanding	36,578		36,071		36,385

	Nine Months Ended
	September 30, 2009		September 30, 2008
Net Income	$3,672	$0.10	$15,432	$0.43
Interest Expense, net	4,786	0.13	6,410	0.18
Income Tax Provision	3,131	0.08	11,346	0.32
Depreciation	4,349	0.12	3,775	0.10
Amortization of Intangibles	4,571	0.13	7,068	0.20
EBITDA	20,509	0.56	44,031	1.23
Equity-based Compensation	3,721	0.11	4,742	0.13
Adjusted EBITDA	$24,230	$0.67	$48,773	$1.36

Weighted Average Common and Common Equivalent Shares Outstanding	36,416		35,795

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	December 31, 2009
Net Income (loss)	$(200)	$1,000
Interest Expense	1,700	1,700
Income Tax Provision (benefit)	(100)	800
Depreciation and Amortization	2,900	2,900
EBITDA	4,300	6,400
Equity-based Compensation	1,100	1,200
Adjusted EBITDA	$5,400	$7,600

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q3 2009	$22,590	$10,287	$10,732	$21,019	$22,594	$31,850	$98,053
Q2 2009	$22,749	$9,204	$14,048	$23,252	$23,320	$32,513	$101,834
% Sequential Change	(0.7%)	11.8%	(23.6%)	(9.6%)	(3.1%)	(2.0%)	(3.7%)
Q3 2008	$33,948	$14,552	$33,447	$47,999	$23,612	$56,388	$161,947
% Year-over-Year Change	(33.5%)	(29.3%)	(67.9%)	(56.2%)	(4.3%)	(43.5%)	(39.5%)

Gross Margins:
Q3 2009	33.6%	34.5%	25.4%	29.9%	33.4%	35.7%	33.4%
Q2 2009	31.8%	33.9%	24.9%	28.5%	32.5%	36.8%	32.8%
Q3 2008	34.2%	31.8%	22.8%	25.6%	31.6%	38.1%	32.6%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Quarter Ended
	September 30, 2009	June 30, 2009
Percentage of Revenues:
Top Ten Clients	8.2%	8.7%
Direct Hire/Conversion	2.0%	1.9%

Bill Rate:
% Sequential Change	(1.3%)	(0.2%)
% Year-over-Year Change	(1.6%)	(0.1%)

Bill/Pay Spread:
% Sequential Change	0.7%	(2.0%)
% Year-over-Year Change	(2.5%)	(2.0%)

Average Headcount:
Contract Professionals (CP)	3,329	3,344
Staffing Consultants (SC)	569	587

Productivity:
Gross Profit per SC	$ 58,000	$ 57,000